ADDENDUM TO CREDIT AGREEMENT

(Agency Provisions)

THIS ADDENDUM TO CREDIT AGREEMENT (Agency Provisions) (this “Addendum”) is entered into as of April 16, 2015 by and among California Bank & Trust (“Agent”), each lender identified on Schedule 1 attached hereto and made a part hereof (individually, a “Lender” and, collectively, “Lenders”), and Owens Realty Mortgage, Inc., a Maryland corporation (“Borrower”).   The Lenders are California Bank & Trust and First Bank and the terms “Lender” and “Lenders” includes Agent in its capacity as provider of Swing Line Loans.

A.           This Addendum is an addendum to that certain Amended and Restated Credit Agreement, dated as of April 16, 2015 (as amended from time to time, the “Credit Agreement”), among Agent, Lenders, and Borrower with respect to a Loan (the “Loan”) in the amount of Thirty Million and No/100 Dollars ($30,000,000) (the “Total Commitment”).  Agent, Lenders and Borrower have also executed other Loan Documents related thereto.

B.           The Pro Rata Share of each Lender in the Loan and the Total Commitment is shown on Schedule 1 attached hereto.

C.           Agent and Lenders desire to set forth their respective interests in the Loan and Loan Documents and their relationship to each other and their agreements regarding the administration, servicing and enforcement of the Loan and the Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

1. Definitions.  Capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Credit Agreement.  As used in this Addendum, the following terms shall have the designated meanings:

“Advance” shall mean a disbursement under the Loan.

“Agent” is defined in the preamble of this Addendum.

“Borrower” is defined in the preamble of this Addendum.

“Business Day” shall mean any day that Agent is open for the acceptance of bank deposits and other banking business.

“Commitment” means, (a) as to each Lender, the commitment of such Lender to make its Pro Rata Share of the Loan and all Advances with respect thereto in the aggregate amount equal to such Lender’s Commitment, (b) as to all Lenders, the aggregate commitment of all Lenders to make the Loan and all Advances with respect thereto, which aggregate commitment shall be the Total Commitment.

“Lender” and “Lenders” is defined in the preamble of this Addendum.

“Loan” is defined in Recital A.

“Credit Agreement” is defined in Recital A.

“Required Lenders” means Lenders having an aggregate Pro Rata Share in excess of seventy percent (70.00%), subject to the following provisions:  (1) a Lender and its Affiliates are considered a single Lender for purposes of determining whether the Required Lenders have consented to any action; (2) if there is more than one Lender, “Required Lenders” must consist of at least two Lenders; and (3) the commitments of, and portion of the Indebtedness attributable to, any Defaulting Lender (as defined below) shall be excluded for purposes of making a determination of “Required Lenders”.

“Swing Line Loan” means any Advance funded with Agent’s funds, which Advance automatically converts to an Advance of the Loan payable under the Master Revolving Notes to be settled among Lenders as set forth in Section 2 below and repaid by Borrower.

Addendum to Credit Agreement
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2. Commitment.

(a) Lenders’ Interest in Loan and Total Commitment Subject to the terms of the Credit Agreement, the Master Revolving Notes, this Addendum, and the other Loan Documents, each Lender severally agrees to make the Loan to Borrower during the period from the date of this Agreement until (but excluding) the Maturity Date, not to exceed the amount of the Commitment of such Lender indicated on Schedule 1; provided, however, that such Commitments shall not in the aggregate exceed the Total Commitment.

(b) Swing Line Loans; Settlement.

(i) To fulfill any request for a Loan hereunder, Agent may in its sole and absolute discretion advance Swing Line Loans to Borrowers through one (1) day prior to the Maturity Date, up to an aggregate outstanding amount of $5,000,000.  Swing Line Loans shall convert to an Advance under the Loan on the following business day and will constitute an Advance under the Loan for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their Pro Rata Share therein as provided in (ii) below.

(ii) Settlement of Swing Line Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), based on each Lender’s Pro Rata Share.  Between settlement dates, Agent may in its discretion apply payments on the Loan to Swing Line Loans, regardless of any designation by Borrowers or any provision herein to the contrary.  Each Lender is hereby bound to fund and reimburse agent, without recourse or warranty, its undivided Pro Rata Share in all Swing Line Loans outstanding from time to time until settled.  If a Swing Line Loan cannot be settled among Lenders, whether due to an insolvency proceeding involving Borrower or for any other reason, each Lender shall pay the amount of such Swing Line Loan based on its Pro Rata Share to Agent, in immediately available funds, within one Business Day after Agent's request therefor.  Each Lender's obligations to make settlements are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated or the conditions to advance set forth in the Credit Agreement or Advance Formula Agreement are satisfied.

3. Agent.

(a) Appointment.  Each Lender hereby designates and appoints Agent as agent and servicer of such Lender to act as specified herein, and hereby authorizes Agent, as the agent and servicer for such Lender, to take such action on its behalf under the provisions of the Credit Agreement, this Addendum and the other Loan Documents, and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.  In connection with the foregoing, but subject to Section 3(c) hereof, Agent is authorized and empowered and is afforded with a general power of attorney to execute and deliver, on behalf of itself and each Lender or any of them, any and all instruments of satisfaction, cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any proceedings concerning the Loan or the Loan Documents.  Except as expressly provided in Section 3(c) below, or other Sections of the Credit Agreement or this Addendum, Agent shall have no obligation in performing its duties under the Credit Agreement, this Addendum and the other Loan Documents to obtain the consent or approval of, or to consult with, the other Lenders.  Agent shall not have any duties or responsibilities except those expressly set forth in the Credit Agreement, this Addendum and the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Agreement, this Addendum or any of the other Loan Documents, or shall otherwise exist against Agent.  In performing its functions and duties under the Credit Agreement, this Addendum and the other Loan Documents, Agent shall act solely as agent of each Lender and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Borrower or any Guarantor.

(b) Sole Administration by Agent.  Subject to the provisions of Section 3(c) of this Addendum, Agent shall solely be responsible for and will administer, service and manage the Loan in accordance with the Credit Agreement, this Addendum and the other Loan Documents, all in such manner as it determines in its sole discretion, provided its actions are in the ordinary course of business and in accordance with Agent’s usual practices, and Agent shall exercise the same degree of care and discretion in continuing to service the Loan (including, without limitation, in reviewing and approving construction draw requests and inspection reports submitted by Borrower) and in collecting payments thereunder as it would ordinarily take in servicing the Loan and in collecting payments thereunder solely for its own account (“Servicing Standard”).

Addendum to Credit Agreement
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(c) Consents and Approvals.

(i) Each of the following shall require the written approval or consent of the Required Lenders:

(A) The exercise of any rights and remedies under the Loan Documents following an Event of Default, provided that, absent any direction from or approval/consent by the Required Lenders as to a course of action following consultation by Agent with all Lenders as required by Section 15 of this Addendum, Agent may exercise such rights or remedies following an Event of Default as it may determine in good faith to be necessary or appropriate to protect the Lenders or the collateral securing the Loan (provided, however, that this clause does not authorize the Agent to take action contrary to Section 3(c)(i)(B), (C), (D) or (E) or Section 3(c)(ii), below);

(B) Appointment of a Successor Agent, as more fully described in Section 17(b), below;

(C) Approval of any Post-Default Plan (as defined in Section 6(d) below);

(D) Acceptance of any new Eligible Loan Note or Eligible Owned Real Property as collateral for the Loan; and

(E) Approval of any material amendment or modification of the Credit Agreement or any other Loan Documents, issuance of any material waiver of any material provision of the Credit Agreement or any of the other Loan Documents (including waiver of the conditions specified in the Loan Documents for any Advance or disbursement to the Borrower), or agreement with Borrower to forbear from exercising any material rights or remedies under the Credit Agreement or other Loan Documents.

(ii) Each of the following shall require the written approval or consent of all of the Lenders:

(A) Change in the terms of this Addendum;

(B) Extension of the Maturity Date (beyond any extension required under the Loan Documents), any fixed payment date or amortization period or forgiveness of all or any portion of the principal amount of the Loan or any accrued interest thereon, or any other amendment of the Credit Agreement or other Loan Documents that would reduce the interest rate options or the rate at which fees are calculated or forgive any loan fee, or extend the time of payment of any principal, interest or fees;

(C) Increase in the amount of the Loan or any non-consenting Lender’s Commitment;

(D) Release or forgiveness of any Guarantor; and

(E) Release or subordination of any lien on any material collateral, including any change in the “release price” for which portions of the collateral will be released (except in any circumstance as required under the Loan Documents).

Nothing herein shall prohibit Agent from increasing the amount of the Loan with the consent of less than all of the Lenders if Agent and the Lenders that are willing to fund the increase in the amount of the Loan (the “Additional Advances”) document and structure such increase as follows: (i) all other amounts owing on the Loan shall be repaid in full before any payment is made on the principal amount of the Additional Advances, (ii) all payments related to such Additional Advances will not otherwise diminish, delay or interfere with repayment of the Loan when due and (iii) each Lender’s Pro Rata Share of the Loan as initially documented shall remain unchanged.  If the increase in the amount of the Loan is documented and structured in the foregoing manner, the non-consenting Lender shall have no right to share in any rights or income relating to the Additional Advances.

(iii) In addition to the required consents or approvals referred to in subsections (i) and (ii) above, Agent may at any time request instructions from the Required Lenders with respect to any actions or approvals that, by the terms of this Agreement and the Loan Documents, Agent is permitted or required to take or to grant without instructions or consent from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders.

Addendum to Credit Agreement
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(iv) All communications from Agent to the Lenders requesting Lenders’ determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent’s recommended course of action or determination in respect thereof.  Each Lender shall reply promptly after receipt of the request therefor from Agent; and, notwithstanding any other provision hereof, if a Lender fails to respond to a written request for approval or consent by Agent (which response may be a reasonable request for additional information) not later than ten (10) Business Days following Agent’s initial request and five (5) Business Days following a second written request, which second request shall clearly specify that failure to respond within five (5) Business Days shall be deemed to constitute approval, Lender shall be irrevocably deemed to have consented to and approved the requested course of action.

(v) Except as otherwise expressly provided under the Credit Agreement, this Addendum or in the other Loan Documents and subject to the terms hereof and thereof, Agent will take such action, assert such rights and pursue such remedies under the Credit Agreement, this Addendum and the other Loan Documents as the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct in writing; provided, however, that the Agent shall not be required to act or refrain from acting if, in the reasonable judgment of the Agent, such action or inaction may expose the Agent to personal liability for which the Agent has not been satisfactorily indemnified hereunder or is contrary to the Credit Agreement, this Addendum, the other Loan Documents or applicable law.  Agent shall promptly notify each Lender at any time that the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), have instructed Agent to act or refrain from acting pursuant hereto.

(vi) Agent shall in all cases be fully protected in acting, or in refraining from action, hereunder and under the Loan Documents in accordance with written instructions signed by all the Lenders (or the Required Lenders, if such action may be directed hereunder by the Required Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Lenders.  Each Lender, severally to the extent of its Pro Rata Share, hereby agrees to indemnify Agent against and hold it harmless from any and all liability, cost and expense that it may incur by reason of taking or continuing to take such action, provided that the foregoing shall not release Agent from liability for its negligence or willful misconduct.

(d) Agent to Hold Documents/Make Reports. Agent shall hold in its possession, at its principal office, a set of original Loan Documents, but shall deliver to each Lender one complete copy of the original Loan Documents and copies of any of the following received from the Borrower in connection with the closing and/or any subsequent modification of the Loan Documents, organizational documents of Borrower and Guarantors, legal opinions, due diligence materials, title policies, insurance policies, environmental reports, land use and zoning approvals and financial statements.  Agent shall provide to each Lender (i) on a monthly basis a report showing the payment history and status of the Loan and (ii) copies of all financial statements and other reports of material importance that Agent obtains pursuant to the Loan Documents or regarding Borrower, any Guarantor or in respect of the collateral for the Loan.  Any Lender shall have the right upon five (5) Business Days’ prior written request to examine the originals of all Loan Documents and other materials pertaining to the Loan at all reasonable times during normal business hours, at the office of Agent where such documentation is maintained, and to make copies at its expense of such documents and materials.  Furthermore, Agent shall upon fifteen (15) Business Days’ prior written request from a Lender, make and deliver copies of such documents to such Lender, with such Lender paying the reasonable cost of making and delivering such copies.

(e) Insurance.  Agent shall cause each Lender to be an additional insured or loss payee, as applicable, on any title insurance policy obtained with respect to the Loan and on any insurance policy obtained for which, under the Loan Documents, the Agent is to be an additional insured or loss payee; provided, however, that if the applicable insurer refuses to include such Lender as an additional insured or loss payee on such policy, Agent shall immediately notify each Lender of such refusal and take such action as such Lender reasonably requests with respect thereto to protect such Lender’s interest.

Addendum to Credit Agreement
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(f) Relationship with Borrower.  Lenders acknowledge that, with respect to the Loan and the Loan Documents, Agent shall have the sole and exclusive authority to deal and communicate with Borrower and Guarantor  on behalf of Lenders, subject to the following:  any Lender may communicate directly with Borrower and/or Guarantor with respect to the Loan and the Loan Documents provided that such Lender gives prior written notice to Agent of its intention to do so and gives Agent a reasonable opportunity to participate in that communication.  Each non-Agent Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against Borrower, Guarantor or any other person or entity (excluding Agent or any other Lender) with respect to the Loan, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion.

4. Disbursements.

(a) Installments.  The Loan shall be disbursed to Borrower in more than one Advance as provided in the Credit Agreement.  Each Lender’s obligations hereunder shall include the obligation to fund such Lender’s Pro Rata Share of each Advance (including Swing Line Loans) which Agent has made or committed to make under the Credit Agreement, in accordance with and subject to the terms and conditions thereof.

(b) Funding Disbursements.  At least one (1) Business Day (by 11:00 a.m. Pacific time) prior to each date an Advance (except Swing Line Loans which are governed by Section 2) is to be made, Agent shall notify each Lender of the proposed Advance in writing by facsimile or email, and shall provide each Lender with copies of all documents submitted by or on behalf of Borrower in support of the proposed Advance. Each Lender shall make available to Agent the amount of such Lender’s Pro Rata Share of such Advance in immediately available funds to such account as Agent may designate not later than 11:00 a.m. Pacific time on the date such Advance is to be made (such date being referred to herein as a “Funding Date”).  Agent shall not make an Advance to the Borrower if the conditions specified in the Loan Documents to such Advance were not satisfied, unless all Lenders authorize the Advance in writing.  If Agent fails to fund an Advance to Borrower because Agent determines that the conditions to such Advance were not satisfied, Agent may retain the funds to be advanced pending satisfaction of such conditions, or return each Lender’s Pro Rata Share of the Advance to such Lender.  Upon Agent’s approval of any requested Advance and notification of Lenders in accordance with this Section, each Lender shall be bound to fund its Pro Rata Share of such Advance.  Notwithstanding the foregoing, to the extent that an Advance is to pay accrued interest owing by Borrower, Agent may make such an Advance without collecting the funds from the Lenders; Agent will notify each  Lender of the Advance and the amount each Lender should debit its records for the Loan to account for it and the amount that each Lender should calculate as having been received as interest.

(c) Lender’s Failure to Fund.  If a Lender (a “Defaulting Lender”) defaults in making any Advance it was obligated to make under this Agreement or paying any other sum payable by it hereunder, any Lender, by written notice to Agent at such Lender’s sole option, may (but shall not be obligated to) fund such amounts on behalf of such Defaulting Lender.  If more than one Lender elects to fund a Defaulting Lender’s share then each such Lender shall fund on a pro rata basis, based on their respective Pro Rata Shares.  The amount that the Defaulting Lender failed to advance or pay, together with interest thereon at the default rate under the Master Revolving Notes from the date such amount was due until repaid (such sum and interest thereon as aforesaid referred to, collectively, as the “Lender Default Obligation”) shall be payable by the Defaulting Lender (i) to any Lender(s) that fund the amount which the Defaulting Lender failed to fund or (ii) to Agent or any other Lender that under the terms of this Agreement is entitled to reimbursement from the Defaulting Lender for the amounts advanced or expended.  Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has repaid the Lender Default Obligation in full, all amounts that would otherwise be distributed to the Defaulting Lender shall instead be applied first to repay the Lender Default Obligation (to be applied first to interest at the default rate under the Master Revolving Notes and then to principal, first to Agent with respect to Swing Line Loans) until the Lender Default Obligation has been repaid in full (whether by such application or by cure by the Defaulting Lender), whereupon such Lender shall no longer be a Defaulting Lender.  If Borrower pays interest to Agent on account of principal advanced by a Lender(s) on behalf of a Defaulting Lender, that interest shall be remitted to the Lender(s) who made such advance, and shall reduce the amount of interest Defaulting Lender is obligated to pay to such Lender(s) on account of such advance.  The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments.  No Defaulting Lender shall have the right to vote on matters that are subject to the consent or approval of Required Lenders or all Lenders and while any Lender is a Defaulting Lender the requisite percentage of Lenders that constitutes the Required Lenders shall be calculated exclusive of the Percentage of the Defaulting Lender and such Defaulting Lender shall not be considered a “Lender” in determining the Required Lenders.  Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the Lender Default Obligation any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the Lender Default Obligation and, to the extent such recovery would not fully compensate the Lenders for the Defaulting Lender’s breach of this Agreement, to collect damages.  In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including attorneys’ fees and expenses), plus interest thereon at the Default rate under the Master Revolving Notes, for funds advanced by Agent or any other Lender on account of the Defaulting Lender or any other damages such persons may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to abide by its obligations under this Agreement.  The foregoing indemnity agreement shall survive termination of this Agreement.

Addendum to Credit Agreement
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5. Collections and Distributions.

(a) Collections of Payments by Agent.  Each Lender’s interest under the Loan shall be payable solely from payments, collections and proceeds actually received by Agent under the Loan Documents; and Agent’s only liability to a Lender with respect to any such payments, collections or proceeds shall be to account for such Lender’s Pro Rata Share thereof in accordance with the Credit Agreement and this Addendum.  Agent shall have the exclusive right to collect sums on account of the Loan, including, without limitation, protective advances, fees, prepayment premiums (if any), and repayment of advances in excess of the face amount of the Loan, whether such sums are received directly from Borrower or any other persons or entities, or as amounts payable by exercise of the right of offset by Agent of any kind against the deposits, accounts, moneys or other property of Borrower deposited at or held by Agent, or by reason of total or partial condemnation or taking by governmental authority, proceeds or recoveries under insurance policies collected and not applied to repair and restore the Project, payment and performance bonds (if any), title insurance policies, amounts realized by reason of any sale or operation of the collateral for the Loan or enforcement of the Loan Documents (all collectively, the “Loan Recoveries”).  Agent will hold the Loan Documents and perform all of its obligations under each provision of the Credit Agreement and this Addendum in accordance with the Servicing Standard.  Agent will receive and hold all receipts and collections with respect to the Loan for the benefit of Lenders in accordance with their respective Pro Rata Share.  If any Lender shall in any manner receive any payments or any other funds or property in connection with the Loan (whether or not voluntary), other than payments from Agent in accordance with the Credit Agreement and this Addendum, such Lender shall transfer to Agent all such payments or other funds or property within two (2) Business Days of learning it received such funds.  The provisions of the immediately-preceding sentence shall survive termination of this Agreement.

(b) Distributions and Apportionment of Payments.  Payments actually received by Agent for the account of the Lenders shall be held by Agent in trust for the account of the respective Lenders and be paid to them promptly after receipt thereof by Agent, but in any event (i) on the next Business Day if such payments are received by Agent by 4:00 p.m. (Pacific time) or (ii) within two (2) Business Days if such payments are received by Agent after 4:00 p.m. (Pacific time), and (ii) to the extent that the applicable payment represents repayment of a portion of the principal of the Loan, the rate of interest applicable to such portion of the Loan, from the date of receipt of such funds by Agent until such funds are paid in immediately available funds to such Lenders.  All payments of principal and interest in respect of the Loan, all payments of the fees described in this Agreement and all payments in respect of any other obligations of Borrower under the Loan Documents shall be allocated among such of Lenders as are entitled thereto, in proportion of their respective Pro Rata Shares.  Agent shall distribute to each Lender in accordance with the wire instructions attached hereto as Schedule 2, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including without limitation instructions from the Required Lenders, or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.  The order of priority herein is set forth solely to determine the rights and priorities of the Lenders as among themselves and may at any time or from time to time be changed by the Lenders as they may elect, in writing, without necessity of notice to or consent of or approval by Borrower.

(c) Rescission of Payments.  If all or part of any payment of principal, interest or any Loan Recoveries received by Agent is rescinded or must otherwise be returned for any reason and if Agent has paid any portion thereof to any Lender, then Agent shall notify each Lender of the reason such payment must be returned and each Lender shall, upon written notice from Agent, pay to Agent the portion of the rescinded payment received by such Lender.  If notice is received by Lenders before 1:00 p.m. Pacific time, then each Lender shall pay its share of the rescinded payment to Agent on the next Business Day.  If notice is received by Lenders after 1:00 p.m. Pacific time, then each Lender shall pay its share of the rescinded payment to Agent before the end of the second Business Day following receipt of notice.  The provisions of this subsection (c) shall survive any termination of this Agreement.

Addendum to Credit Agreement
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(d) Application of Proceeds Following Event of Default to Payment of Agent Fees and Expenses.  To the extent that the foregoing or other provisions in the Addendum are inconsistent with Paragraph 8 of the Credit Agreement, the provisions of that Paragraph 8 control.

6. Provisions Relating to Collateral.

(a) Agent’s Authority.  Agent is hereby authorized on behalf of all Lenders, without the necessity of further consent from any Lender, at any time and from time to time, to take any action with respect to any collateral for the Loan or any Loan Document that may be necessary to preserve and maintain such collateral or to perfect and maintain perfected the liens upon such collateral granted pursuant to the Credit Agreement and the other Loan Documents and shall take such actions as may be necessary to properly create and perfect Lenders’ security interest in the collateral from the Loan.

(b) Disclaimer.  Except as provided in this Agreement, Agent shall have no obligation whatsoever to any Lender or to any other person or entity to assure that any collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the liens granted in the Credit Agreement or in any of the other Loan Documents or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

(c) Enforcement Involving Collateral.  Should Agent commence any proceeding or in any way seek to enforce Agent’s or Lenders’ rights or remedies under the Loan Documents in accordance with the provisions of the Credit Agreement, this Addendum or any of the other Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any collateral, each Lender, upon demand therefor from time to time, shall contribute its Pro Rata Share of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers’ fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower.  Without limiting the generality of the foregoing, each Lender shall contribute its Pro Rata Share of all reasonable costs and expenses incurred by Agent (including reasonable attorneys’ fees and expenses) if Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any collateral for the Loan or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or lien on any collateral, or to enforce any rights of Agent or the Lenders or any of Borrower’s or any other party’s obligations under any of the Loan Documents, but not with respect to any dispute between Agent and any other Lender(s).  It is understood and agreed that, in the event Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of a default or an Event of Default, said counsel shall be selected by Agent, and Agent shall notify the other Lenders of the identity of counsel so selected.

(d) Acquisition of Collateral.  In the event that all or any portion of the collateral for the Loan is acquired by Agent as the result of the exercise of any remedies under the Credit Agreement or under any other Loan Document, or is retained in satisfaction of all or any part of Borrower’s obligations under the Loan Documents, title to any such collateral or any portion thereof shall be held in the name of Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of Lenders.  Agent shall prepare a recommended course of action for such collateral (the “Post-Default Plan”), which shall be subject to the written approval of the Required Lenders.  Agent shall administer the collateral in accordance with the Post-Default Plan and, upon demand therefor from time to time, each Lender will contribute its Pro Rata Share of all reasonable costs and expenses incurred by Agent pursuant to the Post-Default Plan, including without limitation, any operating losses and all necessary operating reserves.  To the extent there is net operating income from such collateral, Agent shall, in accordance with the Post-Default Plan, determine the amount and timing of distributions to Lenders.  All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares.  In no event shall the provisions of this subsection or the Post-Default Plan require Agent or any Lender to take an action that would cause such Lender to be in violation of any applicable regulatory requirements.

7. Ratable Sharing.  Subject to Sections 4 and 5, Lenders agree among themselves that (i) with respect to all amounts received by them that are applicable to the payment of the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or bankers’ lien, by counterclaim or cross action or by the enforcement of any or all of the Loan Documents or any collateral and (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, bankers’ lien or otherwise, receive payment of a proportion of the aggregate amount of the Loan held by it that is greater than its Pro Rata Share of the payments on account of the Loan, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with their Pro Rata Share; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery.

Addendum to Credit Agreement
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8. Limitation on Liability.  Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under any Loan Document or in connection herewith or therewith, except for its or their own negligence or willful misconduct, or, with respect to Agent, for action taken by Agent in breach of this Agreement, including Section 3(c) above, or failure to satisfy the Servicing Standard.  In the absence of negligence, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 5, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.  The provisions of this Section 8 shall survive any termination of this Agreement

9. No Responsibility for Loan, Recitals, etc.  Subject to compliance with the Servicing Standard, neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any use of the Loan; (ii) the performance or observance of any of the covenants or agreements of any party to any Loan Document; (iii) the satisfaction of any condition specified in the Credit Agreement, except receipt of items purporting to be the items required to be delivered to Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, provided that the foregoing shall not release Agent from liability for its negligence or willful misconduct.  Agent (I) except as expressly stated herein, makes no warranty or representation of any kind or character relating to Borrower, any collateral, or any guarantor, and shall not be responsible for any warranty or representation made in or in connection with the Loan, the Credit Agreement or the Loan Documents, (II) makes no warranty or representation as to, and shall not be responsible for the correctness as to form, the due execution, legality, validity, enforceability, genuineness, sufficiency, or collectability of the, Loan, the Credit Agreement, the Loan Documents, any collateral, any guarantees or any other document relating thereto, or for any failure by Borrower or any Guarantor to perform its obligations thereunder, for Borrower’s use of the proceeds therefrom, or for the preservation of any collateral or the loss, depreciation, or release thereof, subject to the Servicing Standard and the consent rights of Lenders under this Addendum, (III) makes no warranty or representation as to, and assumes no responsibility for, the authenticity, validity, accuracy, or completeness of any notice, financial statement, or other document or information received by Agent in connection with, or otherwise referred to in, the Credit Agreement, and (IV) shall not be responsible for the observance or performance of any agreements contained in, or conditions of, the Credit Agreement, or to inspect the property, books or records of Borrower or any Guarantor.  Agent makes no representations or warranties, whether expressed or implied, to Lenders as to the validity or enforceability of the Loan Documents.

10. Employment of Agents and Counsel.  Agent may undertake any of its duties as agent and servicer hereunder and under any Loan Document by or through employees, agents, and attorneys-in-fact and shall not be liable to Lenders, except as to money or securities received by them or their authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any Loan Document.

11. Reliance on Documents; Counsel.  Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Agent, which counsel may be an employee of Agent, provided that the foregoing shall not release Agent from liability for its negligence or willful misconduct.

12. Agent Reimbursement and Indemnification.  Lenders agree to reimburse and indemnify Agent ratably (i) for any amounts (excluding principal and interest on the Loan and loan fees) not reimbursed by Borrower for which Agent is entitled to reimbursement under the Loan Documents, (ii) for any other expenses incurred by Agent on behalf of Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, (iii) for any expenses incurred by Agent on behalf of Lenders that may be necessary or desirable to preserve and maintain collateral or to perfect and maintain perfected the liens upon the collateral granted pursuant to the Credit Agreement and the other Loan Documents, if not paid by Borrower, (iv) for any amounts and other expenses incurred by Agent on behalf of Lenders in connection with any default by any Lender hereunder or under the Loan Documents, if not paid by such Lender, and (v) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent that they (i) are unreasonable, (ii) not customarily incurred, (iii) arise from the negligence or willful misconduct of Agent, or (iv) are incurred in violation of the provisions of this Agreement.  The provisions of this Section 12 shall survive any termination of this Agreement.

Addendum to Credit Agreement
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13. Rights as a Lender.  With respect to its Commitment, if any, Agent shall have the same rights, powers and obligations hereunder and under any Loan Document as any Lender and may exercise such rights and powers as though it were not the agent and servicer, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Agent in its individual capacity as lender.  Each Lender acknowledges and agrees that Agent and/or its affiliates may accept deposits from, lend money to, hold other investments in, and generally engage in any kind of trust, debt, equity or other transaction or have other relationships, in addition to those contemplated by the Credit Agreement, this Addendum or any Loan Document, with Borrower or any of its affiliates in which Borrower or such affiliate is not restricted hereby from engaging with any other person.

14. Lenders’ Credit Decisions.  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements and other information prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, this Addendum and the other Loan Documents,

15. Notice of Events of Default.  Agent shall promptly give other Lenders notice of an Event of Default of which Agent has actual knowledge.  Should Agent receive any written notice of the occurrence of a default or Event of Default, or should Agent send Borrower a notice of Default or Event of Default, Agent shall promptly furnish a copy thereof to each Lender.  Upon the occurrence of an Event of Default, Agent and other Lenders shall consult with each other in good faith as to the course of action to be taken as a result thereof.

16. Sales, Assignments, Pledges, Participations.  No sale, assignment, pledge, or participation of any interest in the Loan may be made by any Lender hereto without advance notice to all other parties hereto.  No non-Agent Lender may sell, assign, or pledge any portion of its interest in the Loan without the prior written consent of the Agent and the other Lenders, which consent the Agent and such other Lenders may withhold in their sole and absolute discretion.  The Agent Lender may not sell, assign, pledge, or participate all or any portion of its interest in the Loan without the prior written consent of each Lender, which consent each Lender may withhold in its sole and absolute discretion.   In any event, the initial Agent shall not sell, assign, pledge, or participate a portion of its interest in the Loan to more than two (2) persons or entities in addition to those identified in Schedule 1 to this Agreement or which would, in the aggregate, reduce the initial Agent’s unencumbered Pro Rata Share to less than thirty five percent (35%) of the Total Commitment.  Any sale, assignment, pledge, or participation shall be subject to the terms of this Addendum.

17. Agent Termination Events/Successor Agent.

(a) The occurrence of any of the following shall constitute an “Agent Termination Event” under this Addendum:  (i) Agent fails to perform or observe any material term or condition of this Addendum or the Loan Documents, such failure continues for more than twenty (20) Business Days after written notice from any Lender regarding the existence and character of such breach, and any Lender thereafter sends written notice to Borrower, Agent, and all other Lenders that an Agent Termination Event has occurred as a result thereof, (ii) Agent becomes insolvent or is subject to the appointment by any governmental authority of any person to take charge of Agent or Agent’s assets, and any Lender sends written notice to Borrower, Agent, and all other Lenders that an Agent Termination Event has occurred as a result thereof, (iii) any governmental authority, including Agent’s state or federal bank regulator, takes or institutes any action which would have a material adverse effect on Agent’s operations or ability to perform under this Agreement, and any Lender sends written notice to Borrower, Agent, and all other Lenders that an Agent Termination Event has occurred as a result thereof, or (iv) Agent has given written notice to Borrower and each of the Lenders of its intention to resign as Agent effective on a specified date at least thirty (30) days after the delivery of such notice, and such date has occurred; provided, however, that the resignation of the Agent shall be subject to the prior written consent of the Required Lenders, which consent may be withheld in the sole and absolute discretion of the Required Lenders.  Such Agent, upon the occurrence of an Agent Termination Event, is referred to herein as the “Retiring Agent.”

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(b) If an Agent Termination Event occurs or if the office of Agent shall become vacant for any other reason, Required Lenders shall, by written instrument, appoint successor agent(s) (“Successor Agent”) satisfactory to such Required Lenders and, so long as no Default or Event of Default has occurred and is continuing, to Borrower (which approval shall not be unreasonably withheld or delayed); provided, however, that any such Successor Agent shall be a bank or a trust company or other financial institution of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business and has an office in Northern California.  Such Successor Agent shall thereupon become Agent hereunder, and Retiring Agent shall deliver or cause to be delivered to any Successor Agent such documents of transfer and assignment as such Successor Agent may reasonably request.  If a Successor Agent is not so appointed, or does not accept such appointment before the Retiring Agent’s resignation or termination becomes effective, the Lender with the largest Pro Rata Share (excluding the Lender who is the Retiring Agent) may appoint a temporary successor to act until such appointment by the Required Lenders and, if applicable, Borrower, is made and accepted or, if no temporary successor is appointed as provided above, the Required Lenders shall thereafter perform all of the duties of the Retiring Agent hereunder until such appointment by the Required Lenders and, if applicable, Borrower, is made and accepted.  Such Successor Agent (including any temporary successor or the Required Lenders, if applicable, during the period it or they are acting as temporary successor or performing the duties of the Retiring Agent as provided hereunder) shall succeed to all of the rights and obligations of the Retiring Agent (including compensation) as if originally named.  The Retiring Agent shall duly assign, transfer and deliver to such Successor Agent (or any temporary successor or the Required Lenders performing the duties of the Retiring Agent, if applicable hereunder) all moneys at the time held by the Retiring Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder.  Upon such succession of any such Successor Agent, the Retiring Agent shall be discharged from duties and obligations subsequently arising and shall cease to receive compensation as Agent.  Retiring Agent’s liability, if any, for actions taken or omitted prior to such time shall be determined in accordance with the provisions of this Addendum.  With respect to the matters described in this Section 17(b), a Lender who is the Retiring Agent shall not have the right to vote, the requisite percentage of Lenders that constitutes the Required Lenders shall be calculated exclusive of the percentage of such Lender, and such Lender shall not be considered a “Lender” in determining the Required Lenders.

18. Termination.  This Addendum shall terminate upon the occurrence of any of the following events, provided all obligations under the Credit Agreement, this Addendum and the other Loan Documents have been performed or waived in writing by the party entitled to the benefit of such performance: (a) when the entire indebtedness represented by the Master Revolving Notes shall have been paid (unless such payment has resulted from acquisition of title to the Property by Lenders through foreclosure, the acceptance of a deed in lieu of foreclosure, assignment in lieu of foreclosure or otherwise), or (b) when both legal and beneficial ownership of said indebtedness and Loan Documents shall be held by one person, firm or corporation (including subsidiaries and Affiliates of such person, firm or corporation), rather than by the Lenders, or (c) when one person, firm or corporation (including subsidiaries and Affiliates of such person, firm or corporation), rather than the Lenders, through foreclosure, deed in lieu of foreclosure, assignment in lieu of foreclosure or otherwise, shall have acquired title to the entire Property.  After termination, each Lender will execute and deliver all instruments as may be necessary and appropriate to reflect the satisfaction of their respective interests and/or the termination of this Agreement.  Upon such termination, no Lender shall have any further obligation to the other under this Agreement or respecting the Loan or their participation therein, except for provisions of this Agreement that expressly survive termination of this Agreement.

19. Notices.  All notices, consents, approvals and requests required or permitted hereunder (a “notice”) shall be given in writing and shall be effective for all purposes if hand delivered or sent (a) by certified or registered United States mail, postage prepaid, return receipt requested, (b) by recognized overnight delivery service providing for overnight delivery, or (c) by telefacsimile (with answer back acknowledged) or email transmission (as long as no transmission failure is received by the recipient), in any case addressed as follows (or to such other address as a party shall designate from time to time by notice to the other party in the manner provided for herein):

If to Agent:
California Bank & Trust
456 Montgomery Street, 23rd Floor
San Francisco, CA  94104
Attn:  Thomas C. Paton, Jr.

If to Lenders:
to the respective addresses set forth on Schedule 1 attached hereto.

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A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

20. Wire Transfers.  Funds to be paid by Agent to any Lender, or by any Lender to Agent, pursuant to the Credit Agreement or this Addendum, shall be paid by wire transfer as set forth in Schedule 2 attached hereto and made a part hereof, unless the Person that is to receive the funds has previously provided written notice to the Person that is remitting the funds designating another method of payment.

21. Controlling Document.  This Addendum is subject to the terms and provisions of the Credit Agreement and the other Loan Documents.  Notwithstanding the foregoing, as between Agent and any Lender, or between Lenders, in the event of any conflict between the terms of the Loan Documents and the terms of this Addendum, the terms of this Addendum shall control.

22. Further Assurances.  Each of the parties hereto, upon request of any of the other parties hereto, shall duly execute and deliver, or cause to be duly executed and delivered, to all other parties hereto such further instruments and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the requesting party to carry out more effectually the provisions and purposes of this Addendum.

23. Entire Agreement; Amendments and Waivers.  This Addendum supersedes all prior agreements between the parties with respect to its subject matter hereof and constitutes (along with the documents referred to in this Addendum) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter hereof.  No amendment or waiver of any provision of this Addendum shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement of such amendment or waiver is sought.  The rights and remedies of the parties to this Addendum are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Addendum or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Addendum or the documents referred to in this Addendum can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Addendum or the documents referred to in this Addendum.

24. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of California (without giving effect to the conflict of laws principles thereof).

25. JURY TRIAL WAIVER.  THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS ADDENDUM OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

26. Successors; Benefit of Addendum.  This Addendum shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.  Except as provided herein, this Addendum and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Addendum and their successors and assigns.  Notwithstanding the foregoing, the provisions in this Addendum concerning the rights, duties and obligations between and among the Agent and the Lenders is only for the benefit of the Agent and the Lenders, and Borrower and Guarantor have no rights or remedies as a third party beneficiary, or otherwise, with respect thereto.  Agent and Lenders may amend those provisions without the consent of Borrower or Guarantor.

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27. Severability.  The invalidity or unenforceability of any particular provision of this Addendum shall not affect any other provision herein and this Addendum shall be construed as if the invalid or unenforceable provision had been omitted.

28. Currency.  All monetary amounts referred to in this Addendum are expressed in United States Dollars, unless expressly provided otherwise with respect to a specific amount.

29. Counterparts.  This Addendum may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.  Delivery of an executed counterpart of this Addendum by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Addendum.  Any party delivering an executed counterpart of this Addendum by telefacsimile also shall deliver an original executed counterpart of this Addendum but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Addendum.

30. Section Headings: Construction.  The headings of Sections in this Addendum are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Addendum.  All words used in this Addendum will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

[Signatures on following page(s)]

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their respective officers duly authorized as of the day and year first above written.

AGENT:	CALIFORNIA BANK & TRUST
By: ________________________________ Thomas C. Paton, Jr. Senior Vice President and Manager
LENDERS:	CALIFORNIA BANK & TRUST
By: ________________________________ Thomas C. Paton, Jr. Senior Vice President and Manager
FIRST BANK By: ________________________________ William G. Nelle, Jr. Senior Vice President

BORROWER:	OWENS REALTY MORTGAGE, INC., a Maryland corporation By: ________________________________ William C. Owens
President

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Schedule 1

Lenders; Total Commitment – Pro Rata Share

Total Commitment:  $30,000,000.00

Commitment	Lender	Pro Rata Share of Total Commitment	Address/Tel/Fax/E-Mail

$20,000,000.00	California Bank & Trust	66.667%	California Bank & Trust 456 Montgomery Street, 23rd Floor San Francisco, CA 94104 Attn: Thomas C. Paton, Jr. Senior Vice President Tel: 415-875-1447 Fax: 415-875-1456 E-Mail: tom.paton@calbt.com
$10,000,000.00	First Bank	33.333%	First Bank 456 Montgomery Street, Suite 400 San Francisco, CA 94104 Attn: William G. Nelle, Jr. Senior Vice President Tel: 415-273-2009 Fax: 415-398-7190 E-Mail: bill.nelle@fbol.com

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Schedule 2

Wire Transfer Instructions

Funds to be wired to California Bank & Trust are to be wired as follows, or in accordance with other written instructions that California Bank & Trust shall provide to the Person wiring the funds:

California Bank & Trust
La Habra, CA
Routing No.: 121002042
Account No.: 0180030770
Beneficiary Name: WIP-LACBO
Borrower’s Name: Owens Realty Mortgage, Inc.
Attention:  Estrella Valdez/Albert Henson

Funds to be wired to First Bank are to be wired as follows, or in accordance with other written instructions that First Bank shall provide to the Person wiring the funds:

First Bank
Hazelwood, Missouri
Routing No.: 081009428

Account No.: 461151275923

Borrower’s Name: Owens Realty Mortgage, Inc.

Attention:  Commercial Special Services GL 11085 DB 09

Addendum to Credit Agreement
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